POWER OF ATTORNEY



        KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Philip Greer, has made, constituted and appointed, and by these presents does make, constitute and appoint, Robert A. Kloby his true and lawful attorney-in-fact and agent, for him and in his name, place and stead to execute, acknowledge, deliver and file any and all filings required by
        Section 13 and Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, including, but not limited to, Schedules 13D and Schedules 13G, hereby ratifying and confirming all that said attorney-in-fact and agent may do or cause to be done by virtue hereof.

        The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than the attorney-in-fact named herein.

	WITNESS THE EXECUTION HEREOF this 10th day of April, 2001 by Philip Greer.




_______(Electronic Transmission)__________
Philip Greer


STATE OF NEW YORK		)
COUNTY OF NEW YORK	)



_______(Electronic Transmission_________
Anthony Avicolli, Notary Public